Submitted August 21, 1996                      File Number 0-14452


                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                 FORM 8-K


                    Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934

               Date of earliest event reported: August 21, 1996




                    Far West Electric Energy Fund, L.P.
           (Exact name of registrant as specified in its charter)

                         921 Executive Park Drive
                        Salt Lake City, Utah 84117
                              (801) 268-4444
            (Address and phone of principal executive offices)

                                 Delaware
                           (State of formation)

                                87-0414725
                   (IRS employer identification number)





















Item 5. Other Events

On August 21, 1996, Robison, Hill & Co., the registrant's independent public accountants, issued its certificate summarizing the voting by limited partners on the transaction proposed by the Consent Solicitation mailed to partners on July 23, 1996. The certificate contains the following information:

      Total outstanding Units:                          10,306.00
      Total Units participating by vote:                 5,675.00
      Percentage of Units participating by vote:            55.07
      Units approving the Proposed Transaction:          5,083.50
      Units disapproving the Proposed Transaction:         361.00
      Units abstaining:                                    230.50
      Illegible ballots                                     35.00
      Percentage approval by Units voted:                   89.58

Accordingly, upon completion of the conditions of the purchase agreement by purchaser, the registrant will proceed with the sale of substantially all its assets, distribution of net proceeds to the limited partners, and termination of the partnership, as described in the Consent Solicitation.

Item 7. Financial Statements and Exhibits

Exhibit 10 (aav):  Certificate of Consent Solicitation Voting
Results


                           Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21th day of August, 1996

                           Far West Electric Energy Fund, L.P.
                           By: Far West Capital, Inc., General
Partner

                           _/S/___________________________
                           Thomas A. Quinn, Vice President





















                    REPORT OF INSPECTOR OF ELECTION



     The undersigned, being duly appointed as the Inspectors of Election for the Consent Solicitation of Far West Electric Energy
Fund, L.P. mailed to the partners on July 23, 1996, do hereby report the results of the vote of the partners.


     Total Outstanding Units:                          10,306.00
     Total Units participating by vote:                 5,675.00
     Percentage of Units participating by Vote:            55.07
     Units approving the Proposed Transaction:          5,083.50
     Units disapproving the Proposed Transaction:         361.00
     Units abstaining:                                    230.50

     Percentage approval by Units Voted:                   89.58

     Additionally, 35 ballots were illegible, 8 ballots were received with postmarks after August 14, 1996. These late ballots controlled a total of 54 votes of which 51 approved and 3 abstained.



                                   /s/
                                   Brent M. Davies
                                   Inspector of Election

Salt Lake City,  Utah
August 21, 1996